Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 28, 2003, in the Registration Statement (Form S-1) and related Prospectus of XO Communications, Inc. dated July 22, 2003.

/s/ Ernst & Young LLP

Baltimore, Maryland

July 16 , 2003